EXHIBIT 10.1

USF CORPORATION
NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made effective                     (the “Grant Date”), between USF Corporation, a Delaware corporation (the “Company”), and                     (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock (the “Shares”) under the Company’s Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.    GRANT OF OPTION

The Company grants to the Optionee the right and Option to purchase all or any part of an aggregate of            Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.    PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $             per Share, the fair market value of a Share as of the Grant Date.

3.    EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD

No. of Shares	Commencement Date	Expiration Date

4.    ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company either:

(a)	in cash, by certified check or bank check, or by wire transfer; or

(b)	in whole shares of the Company’s common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) such shares were owned by the Optionee for six (6) or more months prior to the exercise of the Option hereunder; or

(c)	through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise), but only to the extent that the Company’s corporate counsel has determined that such a “cashless” exercise is a permissible method of exercise for the Optionee under Section 13(k) of the Securities Exchange Act of 1934, as amended; or

(d)	in any combination of (a), (b), or (c) above.

The fair market value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option in a manner consistent with the determination of fair market value with respect to the grant of an Option under the Plan. Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

5.    SPECIAL CONDITIONS

The following terms and conditions shall apply to any Option granted under this Agreement:

(a)   Termination of Employment

In the event the Optionee ceases to be an employee of the Company or of an Affiliate for any reason other than termination “for cause,” as defined in Section 7(f)(2) of the Plan, the Optionee may exercise any Option granted to such Optionee (notwithstanding that the Optionee might not have been able to exercise the Option as to some or all of the Shares if the Optionee had not ceased to be an employee of the Company or of an Affiliate) but only within three (3) months after such date of termination, or, if earlier, within the originally prescribed term of the Option.

(b)   Total and Permanent Disability

In the event the Optionee ceases to be an employee of the Company or of an Affiliate by reason of Disability, such Optionee may exercise any Option granted to such Optionee (notwithstanding that the Optionee might not have been able to exercise the Option as to some or all of the Shares if the Optionee had not become Disabled) within a period of not more than twelve (12) months after the date that the Optionee became Disabled as determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

(c)   Death

In the event the Optionee ceases to be an employee of the Company or of an Affiliate by reason of such Optionee’s death, any Option granted to such Optionee (notwithstanding that the Optionee might not have been able to exercise the Option as to some or all of the Shares if the Optionee had not died) may be exercised by the Optionee’s estate or personal representative within a period of not more than twelve (12) months after the date of death of such Optionee or, if earlier, within the originally prescribed term of the Option.

(d)   Normal Retirement

Except as otherwise mandated by Code Section 422, in the event the Optionee ceases to be an employee of the Company or of an Affiliate by reason of such Optionee’s Normal Retirement, such Optionee may exercise any Option granted to such Optionee (notwithstanding that the Optionee might not have been able to exercise the Option as to some or all of the Shares if the Optionee had not terminated his or her employment because of Normal Retirement) within a period of not more than twelve (12) months after the date of Normal Retirement, or, if earlier, within the originally prescribed term of the Option.

(e)   Change in Control

(1)	In the event a Change in Control (as defined in Section 5(e)(2)) occurs in the Company, such Optionee may exercise any Option granted to such Optionee (notwithstanding that the Optionee might not have been able to exercise the Option as to some or all of the Shares if the Change in Control in the Company had not occurred), either within the originally prescribed term of the Option, or within three (3) months after such Optionee’s date of termination of employment from the Company or an Affiliate whichever occurs first. The Company shall, to the extent possible, immediately upon a Change of Control permit the Optionee to pay for the exercise of the Option through the extension of credit by a broker-dealer to whom the Optionee has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise).

(2)	For purposes of this Section 5(e), a “Change of Control” shall be deemed to occur on the earliest of (1) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (2) the completion by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer for more than 50% of the outstanding Voting Stock of the Company; or (3) the effective time of (i) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (ii) a transfer of all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock.

6.    NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan may otherwise provide.

7.    NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	USF Corporation 8550 West Bryn Mawr Avenue Suite 700 Chicago, Illinois 60631

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

8.    GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

9.    BINDING EFFECT

This Agreement shall (subject to the provisions of Section 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

COMPANY:	OPTIONEE:

USF CORPORATION

By:
Its: